Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) filed on January 13, 2014 of our reports dated February 21, 2013, with respect to the consolidated financial statements of Incyte Corporation and the effectiveness of internal control over financial reporting of Incyte Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Philadelphia, PA
January 13, 2014